POWER OF ATTORNEY

Alfred A. Piergallini

Know all by these presents, that the undersigned

hereby constitutes and appoints each of Jon W.

Bilstrom, Nicole V. Gersch, Jessica M. Pfeiffer,

and Robert W. Spencer, Jr., signing singly, the

undersigned's true and lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned,

in the undersigned's capacity as an officer and/or

director of Comerica Incorporated (the "Company"),

Forms 3, 4 and 5 in accordance with Section 16(a)

of the Securities Exchange Act of 1934 and the

rules thereunder;

(2) execute for and on behalf of the undersigned,

in the undersigned's capacity as an officer and/or

director of the Company, documents necessary to

facilitate the filing of Forms 3, 4 and 5;

(3) do and perform any and all acts for and on

behalf of the undersigned which may be necessary

or desirable to complete and execute any such

Form 3, 4 or 5 and timely file such form with the

United States Securities and Exchange Commission

and any stock exchange or similar authority; and

(4) take any other action of any type whatsoever

in connection with the foregoing which, in the

opinion of such attorney-in-fact, may be of benefit

to, in the best interest of, or legally required

by, the undersigned, it being understood that the

documents executed by such attorney-in-fact on

behalf of the undersigned pursuant to this Power

of Attorney shall be in such form and shall

contain such terms and conditions as such attorney-

in-fact may approve in such attorney-in-fact's

discretion.

The undersigned hereby grants to each such

attorney-in-fact full power and authority to do

and perform any and every act and thing whatsoever

requisite, necessary, or proper to be done in the

exercise of any of the rights and powers herein

granted, as fully to all intents and all purposes

as the undersigned might or could do if personally

present, with full power of substitution or

revocation, hereby ratifying and confirming all

that such attorney-in-fact, or such attorney-in-

fact's substitute or substitutes, shall lawfully

do or cause to be done by virtue of this power of

attorney and the rights and powers herein granted.

The undersigned acknowledges that the foregoing

attorneys-in-fact, in serving in such capacity at

the request of the undersigned, are not assuming,

nor is the Company assuming, any of the

undersigned's responsibilities to comply with

Section 16 of the Securities Exchange Act of 1934.

The termination of any attorney-in-fact's

employment by the Company, however caused, shall

operate as a termination of his or her powers

and authorities hereunder, but shall not affect

the powers and authorities herein granted to

any other party.

This Power of Attorney shall remain in full

force and effect until the undersigned is no

longer required to file Forms 3, 4 and 5 with

respect to the undersigned's holdings of and

transactions in securities issued by the Company,

unless earlier revoked by the undersigned in a

signed writing delivered to the foregoing

attorneys-in-fact at the then current mailing

address of the Corporate Legal Department of

Comerica Incorporated.

All Powers of Attorney previously granted in

connection with the foregoing matters hereby

are canceled and revoked.

IN WITNESS WHEREOF, the undersigned has caused

this Power of Attorney to be executed and made

effective as of this 25th day of July, 2006.

/s/ Alfred A. Piergallini

Alfred A. Piergallini